UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2019

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

670 D Enterprise Drive, Lewis Center, Ohio	43035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this item is included under Item 5.02 of this current report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 4, 2019, Allan T. Grantham resigned as a director of Midwest Energy Emissions Corp. (the “Company”) and as a member of any Committee of the Board on which he served, due to personal and health reasons. Mr. Grantham became a director of the Company in June 2016. Mr. Grantham’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with such resignation, the Company has agreed to issue, and Mr. Grantham has agreed to accept, an aggregate of 229,333 shares of common stock of the Company in full and complete payment for director fees due to him for 2018 and 2019. Mr. Grantham has been entitled to receive a monthly cash director fee of $6,000 per month which has not been paid since the cash payment made to him for April 2018. The securities have been issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

(d) On June 5, 2019, the Board of Directors of the Company appointed David M. Kaye to the Board, effective immediately. As a result of such appointment, the Board of Directors presently consists of three members, Christopher Greenberg (Chairman), Richard MacPherson and David M. Kaye.

David M. Kaye, age 64, is an attorney and has been a partner in the law firm of Kaye Cooper Kay & Rosenberg, LLP, located in Roseland, New Jersey, since the firm’s inception in February 1996. Since 1980, Mr. Kaye has been a practicing attorney in the New York City metropolitan area specializing in business, corporate and securities matters. From March 2006 to June 2011, Mr. Kaye was a director of China Youth Media, Inc., resigning from such position effective with the merger between the Company with MES, Inc which was completed in June 2011. From December 2000 to October 2009, Mr. Kaye also served on the Board of Directors of Dionics, Inc. Mr. Kaye received his B.A. from George Washington University (1976) and his J.D. from the Benjamin N. Cardozo School of Law, Yeshiva University (1979).

Mr. Kaye does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Kaye and any other person pursuant to which he was selected as a director, and there have not been any past transactions, nor are there any currently proposed transactions, between the Company or any of its subsidiaries, on the one hand, and Mr. Kaye, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K. Kaye Cooper Kay & Rosenberg, LLP provides certain legal services to the Company and was paid $231,250 in 2018 for legal services rendered.

Item 8.01 Other Events.

The Company is reporting today that the Board of Directors has not yet determined the date for the Company’s next Annual Meeting of Stockholders (the “Annual Meeting”), which was previously scheduled to be held on June 17, 2019 but subsequently postponed. The Company will announce the Annual Meeting’s new date, time and related deadlines after a final decision has been made. The Company will subsequently file and mail proxy materials as required.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: June 7, 2019	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer

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